EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, Kevin D. Cole, certify that (i) the Form 10Q for the quarter ended September 30, 2022 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2022 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

Date: November 14, 2022	CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
By: Campbell & Company, LP, General Partner

	By:	/s/ Kevin D. Cole
Kevin D. Cole
Chief Executive Officer & Chief Investment Officer